Exhibit 10.1.2

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Securities Purchase Agreement (the “Agreement”) dated as of November 17, 2004 is among TechnoConcepts, Inc., a Colorado corporation (the “Company”) and each purchaser signatory hereto (each, a “Purchaser” and collectively the “Purchasers”) and is dated as of November __, 2004.

WHEREAS, the Company and the Purchasers desire to amend the Agreement pursuant to the terms hereof;

WHEREAS, capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the Company and the Purchasers mutually agree to amend the Agreement as follows:

1.

Section 2.3(b)(vi) of the Agreement with respect to the simultaneous closing of the acquisition of G2 Software Systems, Inc by the Company as a condition to the Purchasers’ obligations thereunder is hereby deleted in its entirety and is no longer a condition of the Purchasers’ obligations.

.

2.

Section 2.2(a)(iii) of the Agreement is hereby deleted in its entirety and replaced to read as follows:

“a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 20% of such Purchaser’s Subscription Amount divided by the Conversion Price (as defined in the Debenture) immediately prior to the date hereof, with an exercise price equal to $3.50, subject to adjustment therein;”

3.

Section 2.2(a)(iv) is hereby deleted in its entirety and replaced to read as follows:

“a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 20% of such Purchaser’s Subscription Amount divided by the Conversion Price (as defined in the Debenture) immediately prior to the date hereof, with an exercise price equal to $4.00, subject to adjustment therein;”

4.

Section 4(b) of the Form of Debenture attached to the Agreement as Exhibit A is deleted in its entirety and replaced to read as follows:

“ Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $2.50 (subject to adjustment herein)(the “Conversion Price”)”

5.

All other specific references to the foregoing matters in the Transaction Documents are hereby deemed amended. Except as expressly amended hereby, the Purchase Agreement, the Debentures, the Warrants and the Registration Rights Agreement and any other Transaction Documents are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms hereof. Unless stated to the contrary herein, this Amendment shall be governed by the provisions contained in the Purchase Agreement. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute the entire Amendment. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TECHNOCONCEPTS, INC.

By:__________________________________________

Name:

Title:

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[SIGNATURE PAGE OF PURCHASERS TO TCPS AMENDMENT]

Name of Investing Entity: __________________________

Signature of Authorized Signatory of Investing Entity: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]